EXHIBIT 99.1

FROM: PAMRAPO BANCORP, INC. 611 AVENUE C BAYONNE, NJ 07002	FOR IMMEDIATE RELEASE

PAMRAPO BANCORP REPORTS FOURTH QUARTER RESULTS

BAYONNE, N.J., January 28, 2004 — Pamrapo Bancorp, Inc. (Nasdaq:PBCI) today reported net income for the fourth quarter and full year ended December 31, 2003.

Net income for the fourth quarter of 2003 amounted to $2.218 million, or 45 cents per share, as compared with $1.615 million, or 32 cents per share in the fourth quarter of 2002. The weighted average number of of shares outstanding during the 2003 and 2002 periods was 4.974 million and 5.146 million, respectively.

The fourth quarter provision for loan losses was $4,000, as compared with $74,000 in the same period a year ago.

Net income for the year ended December 31, 2003 amounted to $7.781 million, or $1.54 per share, as compared with $7.123 million, or $1.39 cents per share for the year ended December 31, 2002. The weighted average number of shares outstanding during 2003 and 2002 was 5.060 million and 5.141 million, respectively.

The provision for loan losses for the full year amounted to $84,000, as compared with $634,000 in 2002.

Non-performing loans at December 31, 2003 amounted to $1.6 million, as compared with $2.7 million at December 31, 2002 and $1.8 million at September 30, 2003. At December 31, 2003, $800,000 were loans delinquent ninety days or more and accruing interest, and $800,000 were loans similarly delinquent and not accruing interest.

At December 31, 2003, Pamrapo’s allowance for loan losses was $2.5 million, or 156% of non-performing loans. This compares with $2.6 million, or 96% of non-performing loans at December 31, 2002 and $2.5 million, or 139% of non-performing loans at September 30, 2003.

Pamrapo’s book value per share at December 31, 2003 was $10.32.

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates nine branch offices in Bayonne, Fort Lee, Hoboken and Monroe, N.J.

CONTACT

Robert A. Hughes, CPA, Vice President

201-339-4600

PAMRAPO BANCORP, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Quarter ended December 31,		Year ended, December 31,
	2003	2002	2003	2002
Interest income:
Loans	$6,295	$7,191	$26,102	$29,267
Mortgage-backed securities	2,565	1,859	9,570	7,765
Investments and other interest-earning assets	225	326	1,083	1,026

Total interest income	9,085	9,376	36,755	38,058

Interest expense:
Deposits	2,098	2,753	9,691	11,483
Advances and other borrowed money	809	1,028	3,742	3,807

Total interest expense	2,907	3,781	13,433	15,290

Net interest income	6,178	5,595	23,322	22,768
Provision for loan losses	4	74	84	634

Net interest income after provision for loan losses	6,174	5,521	23,238	22,134

Non-interest income:
Fees and service charges	358	308	1,465	1,286
Gain on sale of branch offices	—	—	—	479
Miscellaneous	246	280	1,090	801

Total non-interest income	604	588	2,555	2,566

Non-interest expenses:
Salaries and employee benefits	1,611	1,862	6,767	7,234
Net occupancy expense of premises	240	245	1,035	1,086
Equipment	357	332	1,370	1,283
Advertising	26	62	145	181
Federal Insurance Premium	18	18	73	73
Miscellaneous	878	806	3419	2,934

Total non-interest expenses	3,130	3,325	12,809	12,791

Income before income taxes	3,648	2,784	12,984	11,909
Income taxes	1,430	1,169	5,203	4,786

Net income	$2,218	$1,615	$7,781	$7,123

Basic/diluted earnings per common share	$.45	$.32	$1.54	$1.39

Dividends per common share	$.20	$.1875	$.80	$.75

Weighted average number of basic and diluted common shares outstanding	4,974	5,146	5,060	5,141

PAMRAPO BANCORP, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2003	December 31, 2002
ASSETS

Cash and amounts due from depository institutions	$10,126,482	$23,857,387
Securities available for sale	3,921,902	4,542,528
Investment securities held to maturity	9,422,111	7,095,209
Mortgage-backed securities held to maturity	218,418,340	146,138,326
Loans receivable	378,640,773	389,864,704
Premises and equipment	4,092,683	4,417,239
Foreclosed real estate	—	155,340
Investment in real estate	129,640	213,643
Federal Home Loan Bank of New York stock, at cost	4,743,900	4,403,400
Interest receivable	2,838,497	2,982,315
Other assets	4,560,853	4,988,854

Total assets	$636,895,181	$588,658,945

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$492,160,765	$445,507,415
Advances from Federal Home Loan Bank of N.Y.	87,000,000	84,340,000
Other borrowed money	117,748	149,166
Advance payments by borrowers for taxes, insurance	3,495,739	3,835,862
Other liabilities	2,797,586	4,070,229

Total liabilities	$585,571,838	$537,902,672

Stockholders' equity:
Common stock; par value $.01; authorized: 25,000,000 shares; 6,900,000 shares issued; 4,974,313 / 5,145,986 shares outstanding.	69,000	69,000
Paid-in capital in excess of par value	18,957,298	18,937,168
Retained earnings—substantially restricted	54,621,926	50,889,220
Accumulated other comprehensive income - net	243,170	242,546
Treasury stock at cost: 1,925,687 / 1,754,014 shares	(22,568,051)	(19,381,661)

Total stockholders' equity	$51,323,343	$50,756,273

Total liabilities and stockholders' equity	$636,895,181	$588,658,945